EX-99.77Q1

DEFINED STRATEGY FUND INC.

FILE # 811-21621

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Form of new Investment Advisory and Management Agreement between IQ Investment Advisors LLC and the Registrant, is hereby incorporated by reference to Appendix B of Schedule 14A (Definitive Proxy Statement) filed on November 24, 2008 (SEC Accession No. 0001193125-08-242173).